EXHIBIT 99

                                 Press Release


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                                                                    Exhibit 99

                       [SWVA BANCSHARES, INC. LETTERHEAD]

                                 NEWS RELEASE

CONTACT:    B.L. Rakes, President & CEO
            Mary G. Staples, PFO
            (540) 343-0135

Date:       August 22, 1996

      SWVA Bancshares, Inc. is pleased to announce that the Board of Directors of the Company, at a meeting of the Board of Directors on August 21, 1996, declared a semi-annual dividend of $0.15 per share payable on September 30, 1996 to shareholders of record at the close of business on September 9, 1996.

      Southwest Virginia Savings Bank, FSB is a federally chartered savings bank, the deposits of which are insured by the FDIC to the fullest extent provided by law. The Bank is headquartered in Roanoke, Virginia and operates 5 full-service banking facilities and a mortgage organization office serving Roanoke City, Roanoke County, Salem City and adjacent counties. The Bank has served the community since 1927.

      The Bank exceeds all current regulatory capital ratio requirements and continues to meet the "well capitalized" regulatory definition, the highest such rating.

      SWVA Bancshares, Inc., Common stock shares are listed over-the-counter through the National Daily Quotation System "Pink Sheet".



302 Second Street, S.W.       Roanoke, Virginia  24011-1597     (703) 343-0135